Bateman & Co., Inc., P.C. Certified Public Accountants

5 Briardale Court Houston, Texas 77027-2904 (713) 552-9800 FAX (713) 552-9700 www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of Northwest Chariots Incorporated of our report dated January 3, 2007, on our audit of the financial statements of Northwest Chariots Incorporated as of September 30, 2006, and for the period then ended.

BATEMAN & CO., INC., P.C.

Houston, Texas January 30, 2007

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS Offices in Principal Cities Around The World